Exhibit (d)(9)(ii)

Execution Copy

Amendment No. 2 to the Interim Investors Agreement

This AMENDMENT NO. 2, dated as of September 23, 2013 (this “Amendment”), amends that certain INTERIM INVESTORS AGREEMENT, dated as of February 5, 2013, as amended on August 2, 2013, by and among Denali Holding Inc., a Delaware corporation (“Parent”), Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (together with MD, the “MD Investors”), MSDC Management, L.P., a Delaware limited partnership (together with its affiliated investment funds, “MSDC Investor”), Silver Lake Partners III, L.P., a Delaware limited partnership (“SLP III”), Silver Lake Partners IV, L.P., a Delaware limited partnership (“SLP IV”) and Silver Lake Technology Investors III, L.P., a Delaware limited partnership (“SLTI III”, and together with SLP III and SLP IV, the “Equity Investors”, and together with the SLP III, SLP IV, the MD Investors and the MSDC Investor, the “Investors”) and, for purposes of Sections 2.7.2, 2.12.2, 2.12.6, 2.20 and Article III therein only, Michael S. Dell 2009 Gift Trust, created on May 3, 2009 pursuant to the exercise of a power of appointment by Susan L. Dell over the MSD 1997 Gift Trust and naming Susan L. Dell as trustee thereof, and Susan L. Dell 2009 Gift Trust, created on May 4, 2009 pursuant to the exercise of a power of appointment by Steven A. Lieberman over the SLD 1997 Gift Trust and naming Steven A. Lieberman as trustee thereof (together, the “Gift Trusts”) (as amended hereby, the “Interim Investors Agreement”), and is by and between MD and the Equity Investors.

RECITALS

WHEREAS, Parent is, on the date hereof, entering into that certain Letter Agreement regarding the Funding of First Lien Notes into Escrow (the “Letter Agreement”), between and among Parent, the MD Investors, the MSDC Investor, SLP III and SLP IV;

WHEREAS, in connection with entering into the Letter Agreement, the parties hereto wish to amend the Interim Investors Agreement as set forth herein; and

WHEREAS, Section 3.2 of the Interim Investors Agreement states that the Interim Investors Agreement may be amended or modified only by an agreement in writing signed by MD and the Equity Investors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit B-1. Exhibit B-1 of the Interim Investors Agreement is hereby amended by Exhibit B-1 hereto.

2.	Exhibit B-2. Exhibit B-2 of the Interim Investors Agreement is hereby amended by Exhibit B-2 hereto.

3.	Exhibit B-3. Exhibit B-3 of the Interim Investors Agreement is hereby amended by Exhibit B-3 hereto.

4.	Investor Authority Relative to Amendment. Each Investor party hereto hereby represents and warrants to the other Investors and to the Gift Trusts that the execution, delivery and performance of this Amendment and the Investor Commitment Letter to which it is a party, has been duly and validly authorized and approved by all necessary organizational, corporate, limited liability company, partnership, trust or other similar action, and no other proceedings or actions on the part of such Investor are or will be necessary therefor.

5.	References to the Agreement. After giving effect to this Amendment, each reference in the Interim Investors Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Interim Investors Agreement shall refer to the Interim Investors Agreement as amended by this Amendment.

6.	Construction. Except as expressly provided in this Amendment, all references in the Interim Investors Agreement to “the date hereof” or “the date of this Agreement” shall refer to February 5, 2013.

7.	Other Miscellaneous Terms. The provisions of Article III (Miscellaneous) of the Interim Investors Agreement shall apply mutatis mutandis to this Amendment, and to the Interim Investors Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

8.	No Further Amendment. Except as amended hereby, the Interim Investors Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

MICHAEL S. DELL

/s/ Michael S. Dell

EQUITY INVESTORS

SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
Name: James Davidson
Title: Managing Director

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
Name: James Davidson
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ James Davidson
Name: James Davidson
Title: Managing Director